UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 2, 2018

USA Compression Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	1-35779	75-2771546
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Congress Avenue

Suite 450

Austin, TX 78701

Registrant’s telephone number, including area code: (512) 473-2662

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Introductory Note

On April 2, 2018, USA Compression Partners, LP, a Delaware limited partnership (the “Partnership”), completed the previously announced acquisition (the “CDM Acquisition”) of all of the issued and outstanding membership interests of CDM Resource Management LLC, a Delaware limited liability company (“CDM”), and CDM Environmental & Technical Services LLC, a Delaware limited liability company (“CDM E&T”), from Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP”) in exchange for aggregate consideration of approximately $1.7 billion, consisting of (i) 19,191,351 common units representing limited partner interests in the Partnership (“Common Units”), (ii) 6,397,965 Class B units representing limited partner interests in the Partnership and (iii) $1.232 billion in cash (including customary closing adjustments).

Also on April 2, 2018 and in connection with the closing of the CDM Acquisition, pursuant to that certain Purchase Agreement (the “GP Purchase Agreement”), dated as of January 15, 2018, by and among Energy Transfer Equity, L.P., a Delaware limited partnership (“ETE”), Energy Transfer Partners, L.L.C. (together with ETE, the “GP Purchasers”), USA Compression Holdings, LLC, a Delaware limited liability company (“USAC Holdings”), and, solely for certain purposes therein, R/C IV USACP Holdings, L.P. and ETP, the GP Purchasers acquired from USAC Holdings (i) all of the outstanding limited liability company interests in the General Partner and (ii) 12,466,912 Common Units (the “GP Purchase”) for cash consideration equal to $250 million.

In connection with the transactions described herein, the Partnership consummated certain additional transactions on April 2, 2018, which are described in the Partnership’s Current Report of Form 8-K filed on April 6, 2018.

Item 4.01                   Changes in Registrant’s Certifying Accountant.

On April 5, 2018, the Audit Committee (the “Committee”) of the board of directors (the “Board”) of USA Compression GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), notified KPMG LLP (“KPMG”) of its appointment of Grant Thornton LLP (“Grant Thornton”) to serve as the Partnership’s new independent registered public accounting firm for the fiscal year ending December 31, 2018. Concurrently on April 5, 2018 (the “Dismissal Date”), KPMG was also dismissed as the auditor of the Partnership. The decision was made as part of the integration process related to the acquisition of the General Partner by ETE pursuant to the GP Purchase Agreement. The acquisition resulted in the Partnership becoming a consolidated subsidiary of ETE. As Grant Thornton currently serves as ETE’s independent registered public accounting firm, the Committee determined that it would be beneficial for ETE and the Partnership to have the same accounting firm audit their respective financial statements.

KPMG’s audit reports on the Partnership’s consolidated financial statements for the fiscal years ended December 31, 2017 and 2016 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Partnership’s two most recent fiscal years ended December 31, 2017 and 2016 and in the subsequent interim period through the Dismissal Date, there were no (i) disagreements between the Partnership and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in its reports on the consolidated financial statements for such years, or (ii) “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Partnership provided KPMG with a copy of this Current Report on Form 8-K, and requested that KPMG furnish the Partnership with a letter addressed to the Securities and Exchange Commission stating whether KPMG agrees with the disclosures contained in this Current Report on Form 8-K, and, if not, stating the respects in which it does not agree. The Partnership had not received a copy of the requested letter from KPMG as of the time that it filed this Current Report on Form 8-K. A copy of such letter, when received, will be included as Exhibit 16.1 to an Amendment of this Current Report on Form 8-K.

During the Partnership’s two most recent fiscal years ended December 31, 2017 and 2016 and the subsequent interim period through the Dismissal Date, neither the Partnership nor anyone on its behalf has consulted with Grant Thornton regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Partnership’s financial statements, and neither a written report nor oral advice was provided to the Partnership that Grant Thornton concluded was an important factor considered by the Partnership in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

As of the date of this report, management has preliminarily concluded that the Partnership will be the predecessor for reporting purposes for periods prior to the date on which the CDM Acquisition was consummated.  However, the Partnership may ultimately determine that CDM is the appropriate reporting predecessor and account for the CDM Acquisition as a “reverse acquisition”.  If the Partnership accounts for the CDM Acquisition as a “reverse acquisition,” the financial statements of CDM as of December 31, 2017 and 2016 and for the years ended December 31, 2017, 2016 and 2015, which have been audited by Grant Thornton, will become the historical financial statements of the Partnership and the closing of the CDM Acquisition on April 2, 2018 will constitute a deemed change in independent registered public accounting firms from KPMG to Grant Thornton as of such date. If management maintains its conclusion that the Partnership will be the predecessor for reporting purposes for periods prior to the date on which the CDM Acquisition was consummated, then the change in independent registered public accounting firms from KPMG to Grant Thornton will have occurred as of the Dismissal Date as noted above.

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the GP Purchase and the CDM Acquisition, the following directors were removed from the Board effective as of April 2, 2018: Jerry L. Peters, Jim H. Derryberry, Robert F. End, William H. Shea, Jr., Olivia C. Wassenaar, Forrest E. Wylie and Michael A. Wichterich. Such removals do not arise from any disagreement with the General Partner, its management or the Board on any matter relating to the General Partner’s, or the Partnership’s, operations, policies or practices, the general direction of the General Partner or the Partnership, or such directors’ role on the Board.

On April 2, 2018, Energy Transfer Partners, L.L.C., as sole member of the General Partner, appointed Michael Bradley, Christopher R. Curia, Glenn E. Joyce, Thomas E. Long, Thomas P. Mason, Matthew S. Ramsey and William S. Waldheim to serve as directors on the Board to fill the vacancies created by the removal of Jerry L. Peters, Jim H. Derryberry, Robert F. End, William H. Shea, Jr., Olivia C. Wassenaar, Forrest E. Wylie and Michael A. Wichterich, effective April 2, 2018. In addition, effective April 2, 2018, Matthew Hartman was appointed as a director pursuant to the Board Representation Agreement, a description of which is included under Item 1.01 of the Partnership’s Current Report on Form 8-K filed on April 6, 2018 and incorporated herein by reference. Eric D. Long will also remain a director on the Board.

Messrs. End, Peters and Wylie served on the audit committee of the Board and Mr. Peters served as chairman of the audit committee. In place of the departing directors, the Board has appointed Messrs. Waldheim, Hartman and Joyce to serve on the audit committee, while Mr. Waldheim has been appointed as the chairman of the audit committee. Messrs. End and Shea and Ms. Wassenaar served on the compensation committee of the Board and Mr. End served as chairman of the compensation committee. In place of the departing directors, the Board has appointed Messrs. Joyce and Waldheim to serve on the compensation committee, while Mr. Joyce has been appointed as the chairman of the compensation committee.

With respect to each of the new directors, there are no arrangements or understandings between such director and any other persons pursuant to which he will serve as a director (other than the Board Representation Agreement with respect to Mr. Hartman). Mr. Thomas E. Long is the Group Chief Financial Officer of the general partner of ETE and the Chief Financial Officer of the general partner of ETP. Mr. Ramsey is the President and Chief Operating Officer of the general partner of ETP. Mr. Mason is the Executive Vice President and General Counsel of ETE. Mr. Curia is the Executive Vice President — Human Resources of both the general partner of ETE and the general partner of ETP. Mr. Bradley oversees ETP’s hyrdrocarbon export business. For the year ended December 31, 2017, subsidiaries of ETP generated revenues to the Partnership, CDM and CDM E&T of approximately $19.3 million. There are no relationships between Messrs. Hartman, Joyce and Waldheim and the General Partner or any related person of the General Partner that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 8.01                   Other Events.

On April 2, 2018, the Partnership entered into the First Supplemental Indenture (the “Supplemental Indenture”), among the Partnership, its wholly-owned subsidiary, USA Compression Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”), the Guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as trustee, to the indenture dated as of March 23, 2018, relating to the 6.875% senior notes due 2026 of the Issuers (the “Indenture”).

The Supplemental Indenture provides for, among other things, the additions of CDM and CDM E&T as guarantors under the Indenture.

The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the complete text of the Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

4.1

First Supplemental Indenture, dated as of April 2, 2018, among USA Compression Partners, LP, USA Compression Finance Corp., the guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA COMPRESSION PARTNERS, LP

	By:	USA Compression GP, LLC,
its general partner

Date: April 6, 2018	By:	/s/ Christopher W. Porter
		Name:	Christopher W. Porter
		Title:	Vice President, General Counsel and Secretary